UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2006, Rambus Inc. (“Rambus”) entered into an amendment (the “Amendment”) to two Stock Option Agreements, each dated October 8, 2001, between Rambus and John D. Danforth, Senior Legal Advisor to Rambus. The Amendment increases the exercise price per share from $8.00 to $11.72 for outstanding, unexercised options to purchase 59,445 shares of Rambus common stock held by Mr. Danforth.

The two modified stock option grants are among those that Rambus has initially concluded appear to have been among those not fully and formally approved on the stated grant dates by the Rambus Compensation Committee so as to be among the options that will require a restatement of Rambus’ financial statements as previously announced by Rambus on October 19, 2006. The modified grants were dated October 8, 2001, the initial date of Mr. Danforth’s employment. However, Rambus has now initially concluded that the two grants do not appear to have been fully and formally approved by the Rambus Compensation Committee until eight days later. Mr. Danforth was Rambus’ General Counsel from October 8, 2001 to July 27, 2006 and continues to serves as Rambus’ Senior Legal Advisor.

The modifications announced today do not assume and should not be read to imply that Rambus has reached any determination with respect to fault, or any final determination with respect to the stock option investigation. Both Rambus and Mr. Danforth reserve all rights either may have with respect to the stock options being repriced. Rambus’ investigation is ongoing, but the timing of the amendment is dictated by potential tax consequences under proposed regulations recently promulgated by the Internal Revenue Service under Internal Revenue Code Section 409A. Such proposed regulations require that Section 16 officers resolve certain option issues by the end of calendar year 2006. Mr. Danforth is Rambus’ only remaining employee at this time who had been a Section 16 officer at the time he received options now affected by the proposed IRS regulations. Rambus expects that other officers and employees may enter into agreements to mitigate potential Code Section 409A liability in 2007, in accordance with the Internal Revenue Service regulations affecting non-Section 16 employees with affected outstanding stock options, assuming there are no further legislative or regulatory developments.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer